Exhibit 10.1

First Financial Service Corporation

2012 Non-Employee Director Equity Compensation Program

ARTICLE 1.	PURPOSE

The purpose of this 2012 Non-Employee Director Equity Compensation Program ("Program") is to advance the interests of First Financial Service Corporation, a Kentucky corporation ("Company") and the bank holding company for First Federal Savings Bank of Elizabethtown (“Bank”), by compensating nonemployee Directors for their service on the boards of directors of the Company and the Bank with stock-based awards. This Program is also intended to enhance the Company's ability to attract and retain persons of outstanding ability to serve as directors of the Company and the Bank. Awards granted under this Program shall be granted pursuant to, and governed by the terms of, the Company’s 2006 Stock Option and Incentive Compensation Plan (“Plan”).

ARTICLE 2.	DEFINITIONS AND CONSTRUCTION

Capitalized terms not defined in this Program shall have the meanings set forth in the Plan. In addition, as used in this Program, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

(a)          "Award Date" shall mean the date of each annual meeting of the Company’s shareholders, beginning in 2013, at which directors are elected for a term of at least one full year.

(b)          “Award Date Market Value” shall mean the total number of Shares subject to an Award multiplied by the Fair Market Value on the Award Date.

(c)          "Shares" shall mean shares of the Company's Stock.

ARTICLE 3.	ADMINISTRATION

3.1         Automatic Operation. This Program is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by the Committee or the Board pursuant to Section 4 of the Plan.

3.2        Section 16 Compliance. It is the intention of the Company that this Program and the administration of this Program comply in all respects with Section 16 of the Exchange Act and the rules and regulations thereunder. If any Program provision, or any aspect of the administration of this Program, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee or the Board. In all events, this Program shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 4.	SHARES AVAILABLE UNDER THIS PROGRAM

The number of Shares reserved for issuance as Awards pursuant to this Program is 200,000 Shares, subject to adjustment as provided in the Plan. If and to the extent Awards granted pursuant to this Program are forfeited for any reason, the Shares associated with such forfeited Awards shall again become available for Awards under this Program.

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ARTICLE 5.	AWARDS

5.1        Automatic Grant of Restricted Stock. Subject to the terms and provisions of this Program and the Plan,

(a)          each non-employee Director in office on the date this Program is adopted by the Board shall automatically receive, on such date (the “Initial Award Date”), an Award of Restricted Stock having a Award Date Market Value of $30,000 on the Initial Award Date, rounded up to the next whole number; and

(b)          each non-employee Director elected or continuing in office on each subsequent Award Date shall automatically receive an Award of Restricted Stock having a Award Date Market Value of $30,000 on the Award Date, rounded up to the next whole number.

5.2         Vesting. Subject to the provisions of the Plan relating to a Change of Control, the Restricted Period of each Award shall lapse:

(a)          in the case of Awards granted on the Initial Award Date, at the close of business on the day immediately preceding the date of the 2013 annual meeting of the Company’s shareholders;

(b)          in the case of Awards granted on a subsequent Award Date, at the close of business on the day immediately preceding the first anniversary of the Award Date;

provided, however, that the Director continues to serve as a member of the Board as of the date of vesting. If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an Award which is not then vested pursuant to the preceding sentence, and the Director shall automatically forfeit the unvested portion of the Award.

5.3         Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares to which the Award relates, and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with forfeiture of such Awards granted thereunder.

ARTICLE 6.	AMENDMENT, MODIFICATION, AND TERMINATION

6.1          Termination Date. This Program shall terminate on the earliest to occur of (a) the date when all Shares available under this Program shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.2.

6.2          Amendment, Modification and Termination. The Board may amend, modify or terminate this Program at any time, subject to the limitations set forth in Section 11.1 of the Plan.

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